As  filed  with  the  Securities  and  Exchange  Commission on August 24, 1999.
                                                     Registration No. 333-_____

===============================================================================


                     SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C.   20549
                               __________

                                FORM S-8
                          REGISTRATION STATEMENT
                                 under
                         THE SECURITIES ACT OF 1933
                               __________
                     FREEPORT-MCMORAN COPPER & GOLD INC.
           (Exact name of registrant as specified in its charter)

         DELAWARE                                               74-2480931
(State or other jurisdiction                                 (I.R.S. Employer
of incorporation or organization)                           Identification No.)

                            1615 POYDRAS STREET
                        NEW ORLEANS, LOUISIANA 70112
                (Address, including zip code, of registrant's
                        principal executive offices)


                     FREEPORT-MCMORAN COPPER & GOLD INC.
                         1999 STOCK INCENTIVE PLAN
                          (Full title of the plan)
                                 __________

                            RICHARD C. ADKERSON
                  PRESIDENT AND CHIEF OPERATING OFFICER
                   FREEPORT-MCMORAN COPPER & GOLD INC.
                           1615 POYDRAS STREET
                        NEW ORLEANS, LOUISIANA 70112
                             (504) 582-4000
         (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                Copy to:

                           MARGARET F. MURPHY
           JONES, WALKER, WAECHTER, POITEVENT, CARRERE & DENEGRE, L.L.P.
                        201 ST. CHARLES AVENUE
                    NEW ORLEANS, LOUISIANA 70170-5100

                     CALCULATION OF REGISTRATION FEE

========================================================================================================================
                                                             Proposed maximum    Proposed maximum          Amount of
Title of                              Amount to be            offering price         aggregate            registration
securities to be registered           registered(1)              per unit         offering price              fee
------------------------------------------------------------------------------------------------------------------------
Class A Common Stock (par
value $.10 per share).......          3,200,000 Shares       $ 15.15625(2)       $ 48,500,000.00(2)       $ 13,483.00(2)
Class B Common Stock (par
value $.10 per share).......            750,000 Shares       $ 16.93750(3)       $ 12,703,125.00(3)       $  3,531.47(3)
Class B Common Stock (par
value $.10 per share).......          4,050,000 Shares       $ 16.34375(4)       $ 66,192,187.50(4)       $ 18,401.43(4)
                                      ---------                                    -------------            ---------
Total Common Stock
(par value $.10 per share)..          8,000,000 Shares                           $127,395,312.50          $ 35,415.90
========================================================================================================================

(1) Upon a stock split, stock dividend or similar transaction in the future and during the effectiveness of this Registration Statement involving Common Stock of the Company, the number of shares registered shall be automatically increased to cover the additional shares in accordance with Rule 416(a) under the Securities Act of 1933.
(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, based on the average of the high and low price per share of the Class A Common Stock on the Composite Tape for New York Stock Exchange-Listed Stocks on August 19, 1999.
(3) Computed in accordance with Rule 457(h) (1) under the Securities Act of 1933, based on the price at which outstanding options may be exercised.
(4) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, based on the
    average of  the  high   and  low  price  per share of the Class  B  Common
    Stock on the Composite Tape for New York Stock Exchange-Listed Stocks on August 19,1999.
===============================================================================

                              PART II

        INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents,  which  have  been  filed by Freeport-McMoRan
Copper  &  Gold  Inc.   (the  "Company") with the Securities  and  Exchange
Commission (the "SEC"), are incorporated herein by reference:

     (1) The Company's Annual Report on Form 10-K for the year ended December 31, 1998 filed pursuant to Section 13 of the Securities Exchange Act of 1934 (the "Exchange Act");

     (2) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1999 filed pursuant to Section 13 of the Exchange Act;

     (3) The Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1999 filed pursuant to Section 13 of the Exchange Act;

     (4) All other reports filed by the Company pursuant to Section 13 of the Exchange Act since December 31, 1998;

     (5) The description of the Company's Class A Common Stock included in the Company's Registration Statement on Form 8-A dated April 28, 1988, filed under the Exchange Act, including any amendment thereto or report filed for the purpose of updating such description; and

     (6) The description of the Company's Class B Common Stock included in the Company's Registration Statement on Form 8-A dated June 27, 1995, filed under the Exchange Act, including any amendment thereto or report filed for the purpose of updating such description.

     All documents filed by the Company with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall, except to the extent otherwise provided by Regulation S-K or any other rule promulgated by the SEC, be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the General Corporation Law of Delaware empowers the Company to indemnify, subject to the standards therein prescribed, any person in connection with any action, suit or proceeding brought or threatened by reason of the fact that such person is or was a director, officer, employee or agent of the Company or is or was serving as such with respect to another corporation or other entity at the request of the Company. Under the Company's Certificate of Incorporation, the Company is obligated to indemnify its directors and officers to the fullest extent permitted by Delaware law. The Company's Certificate of Incorporation makes such indemnification rights contract rights and entitles directors and officers to initiate legal action against the Company to enforce such indemnification rights.

     The Company's Certificate of Incorporation also provides that, to the fullest extent permitted by Delaware law, a director shall not be liable to the Company or its shareholders for monetary damages for breach of fiduciary duty as a director. However, the Company's Certificate of Incorporation does not eliminate a director's liability for breach of the duty of loyalty, acts or omissions not in good faith, certain payments not permitted under the Delaware General Corporation Law, or transactions in which the director derives an improper benefit.

     The Company's Certificate of Incorporation also authorizes the Company to enter into indemnification agreements with any such persons providing for indemnification rights to the maximum extent permitted by law.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8.  EXHIBITS.

     5     Opinion  of  Jones,  Walker,  Waechter, Poitevent,  Carrere  &
           Denegre, L.L.P.

     23.1  Consent of Arthur Andersen LLP.

     23.2 Consent of Jones, Walker, Waechter, Poitevent, Carrere & Denegre, L.L.P. (included in Exhibit 5).

     24 Powers of Attorney pursuant to which this Registration Statement has been signed on behalf of certain officers and directors of the Company.

ITEM 9.  UNDERTAKINGS.

     (a)  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceedings) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

      THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Orleans, State of Louisiana, on August 24, 1999.

                                          FREEPORT-MCMORAN COPPER & GOLD INC.



                                          By:       /S/ James R. Moffett
                                               ------------------------------
                                                      James R. Moffett
                                                  Chairman of the Board and
                                                   Chief Executive Officer


      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


       Signature                              Title                             Date

/S/ James R. Moffett             Director, Chairman of the Board, and     August 24, 1999
----------------------------          Chief Executive Officer
    James R. Moffett               (Principal Executive Officer)

/S/ Stephen M. Jones             Senior Vice President and                August 24, 1999
----------------------------          Chief Financial Officer
    Stephen M. Jones               (Principal Financial Officer)

           *                     Vice President and Controller -          August 24, 1999
----------------------------          Financial Reporting
 C. Donald Whitmire, Jr.           (Principal Accounting Officer)

           *                               Director                       August 24, 1999
----------------------------
  Robert W. Bruce III

           *                               Director                       August 24, 1999
----------------------------
     Leon A. Davis

           *                               Director                       August 24, 1999
----------------------------
    Robert A. Day

           *                               Director                       August 24, 1999
----------------------------
  Oscar L. Groeneveld

           *                               Director                       August 24, 1999
----------------------------
  J. Bennett Johnston

           *                               Director                       August 24, 1999
----------------------------
  Henry A. Kissinger

           *                               Director                       August 24, 1999
----------------------------
  Bobby Lee Lackey

           *                               Director                       August 24, 1999
----------------------------
   Rene L. Latiolais

           *                               Director                       August 24, 1999
----------------------------
 Gabrielle K. McDonald

           *                               Director                       August 24, 1999
----------------------------
  George A. Mealey

           *                               Director                       August 24, 1999
----------------------------
  B.M. Rankin, Jr.

           *                               Director                       August 24, 1999
----------------------------
  J. Taylor Wharton

*  By: /S/ Stephen M. Jones
      ----------------------
           Stephen M. Jones
           Attorney-in-Fact

                      EXHIBIT INDEX

                                                                   SEQUENTIALLY
EXHIBIT                                                              NUMBERED
NUMBER            DESCRIPTION OF EXHIBITS                              PAGE


5     Opinion  of  Jones, Walker, Waechter, Poitevent, Carrere &
      Denegre, L.L.P.

23.1  Consent of Arthur Andersen LLP.

23.2  Consent  of  Jones, Walker, Waechter, Poitevent, Carrere &
      Denegre, L.L.P. (included in Exhibit 5).

24 Powers of Attorney pursuant to which this Registration Statement has been signed on behalf of certain officers and directors of the Company.